As filed with the Securities and Exchange Commission on January 17, 2023

Registration No. 333-268907

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

QuantaSing Group Limited

(Exact name of Registrant as specified in its charter)

Cayman Islands	8200	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 710, 5/F, Building No. 1,

Zone No. 1, Ronghe Road

Chaoyang District, Beijing 100102

People’s Republic of China

+86-10 6493-8177

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dan Ouyang, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
Unit 2901, 29F, Tower C, Beijing Yintai Centre
No. 2 Jianguomenwai Avenue
Chaoyang District, Beijing 100022
People’s Republic of China
+86-10 6529-8300	Benjamin Su, Esq. Daying Zhang, Esq. Latham & Watkins LLP 18th Floor, One Exchange Square 8 Connaught Place Central, Hong Kong +852 2912-2500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Amendment No. 2 is being filed solely for the purpose of filing exhibit 1.1 to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 2 does not contain a copy of the prospectus included in the Registration Statement, which remains unchanged from the Registration Statement filed on January 13, 2023.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against fraud, dishonesty or the consequences of committing a crime.

Our post-offering memorandum and articles of association that will become effective immediately prior to the completion of this offering provide that each officer or director of our company shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Under the form of indemnification agreement filed as Exhibit 10.3 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The underwriting agreement, the form of which is filed as Exhibit 1.1 to this registration statement, also provides for indemnification by the underwriters of us and our officers and directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued and sold the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S or Rule 701 under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Sale or Issuance	Number of Securities	Consideration
Pre-offering Class A Ordinary Shares
Sertus Nominees (Cayman) Limited	February 9, 2022	1	*
WITTY TIME LIMITED†	May 31, 2022	599,999	*

Pre-offering Class B Ordinary Shares
WITTY TIME LIMITED†	May 31, 2022	54,042,638	*

Securities/Purchaser	Date of Sale or Issuance	Number of Securities	Consideration

Series A Preferred Shares
K2 EVERGREEN PARTNERS LIMITED	May 31, 2022	3,300,000	*
K2 FAMILY PARTNERS LIMITED	May 31, 2022	4,675,000	*
K2 PARTNERS III LIMITED	May 31, 2022	14,025,000	*

Series B Preferred Shares
DCM Ventures China Fund (DCM VIII), L.P.	May 31, 2022	20,153,473	*
DCM VIII, L.P.	May 31, 2022	1,667,089	*
DCM Affiliates Fund VIII, L.P.	May 31, 2022	496,556	*
K2 PARTNERS III LIMITED	May 31, 2022	1,250,003	*
K2 FAMILY PARTNERS LIMITED	May 31, 2022	416,668	*

Series B-1 Preferred Shares
GGV Discovery I, L.P.	May 31, 2022	6,322,377	*
GGV Capital VI Entrepreneurs Fund L.P.	May 31, 2022	272,516	*
Prospect Avenue Capital Inc.	May 31, 2022	1,318,979	*

Series C Preferred Shares
Qiming Venture Partners VI, L.P.	May 31, 2022	10,376,581	*
Qiming Managing Directors Fund VI, L.P.	May 31, 2022	279,214	*
K2 PARTNERS III LIMITED	May 31, 2022	395,694	*
K2 FAMILY PARTNERS LIMITED	May 31, 2022	131,898	*
DCM Ventures China Fund (DCM VIII), L.P.	May 31, 2022	4,590,654	*
DCM VIII, L.P.	May 31, 2022	379,737	*
DCM Affiliates Fund VIII, L.P.	May 31, 2022	113,108	*
GGV Discovery I, L.P.	May 31, 2022	3,893,097	*
GGV Capital VI Entrepreneurs Fund L.P.	May 31, 2022	167,806	*

Series D Preferred Shares
GGV Discovery I, L.P.	May 31, 2022	793,126	*
GGV Capital VI Entrepreneurs Fund L.P.	May 31, 2022	34,186	*
Qiming Venture Partners VI, L.P.	May 31, 2022	805,635	*
Qiming Managing Directors Fund VI, L.P.	May 31, 2022	21,678	*
Prospect Avenue Capital Limited Partnership	May 31, 2022	10,164,129	*
Series E Preferred Shares
VM EDU Fund I, L.P.	May 31, 2022	8,860,169	*
Lingfeng Capital Partners Fund I, LP	May 31, 2022	3,419,031	*
Foley Square Investment Limited	May 31, 2022	1,046,424	*
GGV Discovery I, L.P.	May 31, 2022	409,719	*
GGV Capital VI Entrepreneurs Fund L.P.	May 31, 2022	17,660	*
Qiming Venture Partners VI, L.P.	May 31, 2022	1,019,005	*
Qiming Managing Directors Fund VI, L.P.	May 31, 2022	27,419	*

*

These shares were issued at nominal value for the purpose of our restructuring and spin-off. See “Corporate History and Structure” and “Description of Share Capital — History of Securities Issuance” for more information.

†	See “Description of Share Capital — History of Securities Issuance” for more information.

Item 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See Exhibits Index beginning on page II-5 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

QUANTASING GROUP LIMITED

EXHIBITS INDEX

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement

3.1*#	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect

3.2*	Form of Second Amended and Restated Memorandum and Articles of Association of the Registrant, effective immediately prior to the completion of this offering

4.1*	Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2*	Registrant’s Specimen Certificate for Class A ordinary shares

4.3*	Form of Deposit Agreement, among the Registrant, the depositary and all holders and beneficial owners of American Depositary Shares

4.4*#	Amended and Restated Shareholders’ Agreement between the Registrant and other parties thereto dated December 20, 2022

5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered

8.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.2*	Opinion of CM Law Firm regarding certain PRC tax matters (included in Exhibit 99.2)

10.1*	2018 Share Incentive Plan

10.2*	2021 Share Incentive Plan

10.3*	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers

10.4*	Form of Employment Agreement between the Registrant and each of executive officers

10.5*	English translation of Exclusive Consultancy and Service Agreement among Beijing Liangzizhige Technology Co., Ltd. and Feierlai (Beijing) Technology Co., Ltd. dated May 20, 2021

10.6*#	English translation of Equity Pledge Agreement among Beijing Liangzizhige Technology Co., Ltd., Feierlai (Beijing) Technology Co., Ltd. and the shareholder of Feierlai (Beijing) Technology Co., Ltd. dated May 20, 2021

10.7*#	English translation of Exclusive Option Agreement among Beijing Liangzizhige Technology Co., Ltd., Feierlai (Beijing) Technology Co., Ltd. and the shareholder of Feierlai (Beijing) Technology Co., Ltd. dated May 20, 2021

10.8*#	English translation of Voting Rights Proxy Agreement issued among Beijing Liangzizhige Technology Co., Ltd., Feierlai (Beijing) Technology Co., Ltd. and the shareholder of Feierlai (Beijing) Technology Co., Ltd. dated as of May 20, 2021

21.1*	Principal Subsidiaries of the Registrant

23.1*	Consent of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.3*	Consent of CM Law Firm (included in Exhibit 99.2)

23.4*	Consent of Pei Hua (Helen) Wong, an independent director appointee

23.5*	Consent of Hongqiang Zhao, an independent director appointee

Exhibit No.	Description of Exhibit

24.1*	Powers of Attorney (included on signature page)

99.1*	Code of Business Conduct and Ethics of the Registrant

99.2*	Opinion of CM Law Firm regarding certain PRC law matters

99.3*	Consent of Frost & Sullivan

107*	Filing Fee Table

*	Previously filed.
#	Portions of this exhibit has been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on January 17, 2023.

QuantaSing Group Limited

By:	/s/ Peng Li
Name: Peng Li
Title: Chairman and chief executive officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peng Li Peng Li	Chairman and chief executive officer (Principal Executive Officer)	January 17, 2023

* Jinshan Li	Director and chief technology officer	January 17, 2023

* Frank Lin	Director	January 17, 2023

* Yu Cui	Director	January 17, 2023

* Dong Xie	Director and chief financial officer (Principal Financial and Accounting Officer)	January 17, 2023

* Xihao Liu	Director and vice president	January 17, 2023

*By:	/s/ Peng Li
Name: Peng Li
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of QuantaSing Group Limited, has signed this registration statement or amendment thereto in New York on January 17, 2023.

COGENCY GLOBAL INC. Authorized U.S. Representative

By:	/s/ COLLEEN A. DE VRIES
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.